Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

LA ROSA HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered (1)		Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)		474,975	(3)	$1.17	$555,720.75	0.00014760	$82.03

Fees to Be Paid	Other	Warrants to purchase Common Stock, par value $0.0001 per share	457(g)	(4)

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, issuable upon the exercise of Warrants	457(c)		107,900		$1.17	$126,243	0.00014760	$18.64

		Total Offering Amounts						$681,963.75		$100.67

		Total Fees Previously Paid								$0

		Total Fee Offsets								$100.67

		Net Fee Due								$0

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional shares of common stock as may be issued or issuable because of stock splits, stock dividends stock distributions, and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $1.24 and low $1.10 sale prices of our common stock on July 30, 2024, as reported on The Nasdaq Capital Market.

(3)	Includes 445,175 shares of common stock issuable upon conversion of a convertible promissory note.

(4)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.

(5)	Represents the shares of common stock being issuable upon exercise of warrants.

Table 2-Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
							Rule 457(p)
Fee Offset Claims	La Rosa Holdings Corp.	S-1	333- 280124 (1)	June 11, 2024		$678.96	Equity	Common Stock, par value $0.0001 per share	N/A	$4,600,000	$100.67

(1)	The registrant withdrew the registration statement on Form S-1 (No. 333-280124) by filing a Form RW on June 14, 2024. The withdrawn registration statement on Form S-1 (No. 333-280124) was not declared effective and no securities were sold thereunder.